Exhibit 99.1

AeA Classic Financial Conference November 6 & 7, 2006 Kevin Fairbairn President & CEO Charles Eddy Chief Financial Officer Luke Marusiak Chief Operations Officer

Cautionary Disclaimer During the course of this presentation, we will comment upon future events and may make projections about our future financial performance, including statements related to our expected sales, product shipments and acceptance, gross margin, operating expense, profit, cash flow and income tax expense. We will discuss our business strategy, our products, the markets our products address, our position in those markets, expected market acceptance of those products and production capacity. We wish to caution you that these are forward looking statements that are based upon our current expectations, and that actual results could differ materially as a result of various risks and uncertainties, including, without limitation, the following: inability to develop and deliver new products as planned; inability to accurately forecast the demand for our products and services; the possibility that orders in backlog may be cancelled, delayed or rescheduled; inability to achieve gross margin and expense goals and other risk factors discussed in documents filed by us with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update the forward-looking statements made during this presentation.

Growth Businesses Equipment Products Low Light Imaging Leader in Magnetic Media Deposition Equipment for Hard Disk Drive Industry Growth in Digital Storage Driving Need for More Magnetic Media Deposition Equipment Entering Much Larger Semiconductor Equipment Market in 2007 Unique competitive solutions Our people have successful track record in this market Unique, Patented and Low Cost Digital Video Technology Addressing Low Light Imaging Market Business Transitioning From Contract R&D Incubator Phase to Rapid Growth Products Based Business $2B Served Available Market: Military Medical Scientific Industry 2004 2005 2006 126% 114% >80% Growth

Revenue Growth Drivers Growth Goal: 30% CAGR 2006 Estimate Ahead of Growth Goal Progress May Be Lumpy, Especially Quarter to Quarter Actual 30% CAGR Actual Revenue 2002 34 34 2003 44 36 2004 57 70 2005 75 137 2006 97 250 2007 126 2008 164 2009 213 2010 277 2011 360 2012 469 30% CAGR Goal Line Magnetic Media Deposition Equipment Semiconductor Manufacturing Equipment Low Light Imaging Business

Business Model Trends and Goals Revenue ($M) Long Term Goal Improvement Initiatives 2004 2005 2006 est1 Gross Margin Operating Expense Other Income Profit Before Tax (PBT) 23% 32% 38-39% >45% Imaging Products and Semiconductor Equipment Margin Increase Asia Manufacturing Expansion 30% 21% 20% <25% 1% 1% 1% 6% 12% 19-20% > 20% Lean Thinking Business Principles Consistently eliminate waste Reduce cycle times 1 Based Upon October 30, 2006 Conference Call 70 137 246-254 Proforma Excluding Stock Option Expenses

Equipment Products Business Leading Provider of Magnetic Media Deposition Equipment Source: Company Estimates @ 10/2006, Total System Installed Base Intevac Others Customers Market Share Hitachi Global Storage Technologies Coated Disk Aluminum or Glass Disk 200 Lean (r)

Equipment Products Business Hard Drive Market Growth Driving Need for More Equipment 2005 2006 2007 2008 2009 2010 Compute 319 364 404 439 481 527 CE 63 81 120 160 230 350 HDD Units (M) Source: TrendFocus, Diskcon 2006 Consumer Electronics Compute Hard Drive Market Forecast Demand for Digital Data Growth Year to Year ~ 60% Areal Density (GB/in2) £ 40% Minus Growth In Hard Drives ~ 20%

Equipment Products Business Media Technology Change Requires New Systems 2005 2006 2007 2008 2009 2010 Longitudinal 99 90 63 33 14 0 Perpendicular 1 10 37 67 86 100 2005 2010 Source: Coughlin Associates Perpendicular Media Transition 09 08 07 06 Percent 200 Lean Designed to Meet Technology and Productivity Needs of Perpendicular Media Transition to Perpendicular Requires New Systems for Economic Productivity > 600GB 240 < 80GB 160 (Platter Capacity) Longitudinal Legacy System MDP 250B 12-20+ Process Steps £ 12 Process Steps < 2004 100% Longitudinal 550 Disks/Hour Installed Base 110 Systems Perpendicular >2010 100% Perpendicular 800 Disks/Hour Next Generation System 200 Lean

Expanding Equipment Served Market Intevac Others Served Market ~ $ 350 Million Semiconductor Equipment (Plasma) Market ~ $ 8 Billion Intevac Has Expertise to Address This Market Many of Today's Successful Semiconductor Manufacturing Systems Were Created by Intevac Staff at Prior Companies Intevac Staff Experienced in Supporting Major Semiconductor Customers Address Market With Innovative and Differentiated System Solutions Qualification Ramp Revenues Today Future Magnetic Media Deposition Equipment +

Low Light Imaging Business Cost Effective Megapixel Solutions: Most Sensitivity Least Power Consuming Visible and Near Infra Red Light Spectrum 1995 - 2006 Incubation Period Contract R&D Revenues Significant Intevac R&D Investment 2007 Rapid Growth Driven by Product Sales Head Mounted Night Vision MOSIR(tm) Physical Science Cameras LIVAR(r) Cost Effective Long Range Cameras Sensors, Cameras and Systems

Low Light Imaging Business

Unique Solutions Addressing $2 Billion Annual Market

INTEVAC



Commercial Markets
Government Markets
Physical Science Cameras
Life Science Cameras
Chemical Detection
Industrial Vision
Surveillance Cameras
NightVista®
IPD Photon Counters
Head Mounted Night Vision Systems
LIVAR® Cost Effective Targeting & ID System
Value Added Resellers (VARS)
OEM Sales
System Integrators
Direct U.S. Army
System Integrators
Sensors, Cameras & System Products
Modular Camera Engine Electronics and Software Platform
Semiconductor Manufacturing Methods
▪ Backside Thinning
▪ Automated Vacuum Packaging
Patented Imaging Sensors
▪ Visible Spectrum
▪ Near Infrared Spectrum
Core Technologies

November 2006_Slide 11

Low Light Imaging Business
Head Mounted Night Vision

INTEVAC

Legacy



Night Vision Goggle

- Direct View Analog Technology
- Two U.S. Suppliers Today
  - Intevac Supplier pre 1995
- Market Size ~ $600M/Year
  - ~$600M Per Year

Next Generation



Night Vision System

- Digital Low Light Video
- Enhanced Performance and new Capabilities
- Intevac Solution Used for First Major Deployment
  - NATO Country Program
  - >$55M Over Seven Years
  - Export Approval In Progress
- Intevac Teamed With DRS for U.S. Army System

November 2006_Slide 12

Low Light Imaging Business Commercial Products (r) (tm) (tm) Uniquely Designed For Commercial Markets 2006 Qualification 2007 Product Ramp Addresses $30M Plus Physical Science Market

Low Light Imaging Business LIVAR(r) Product Applications Manned / Unmanned Airborne Vehicle Based Man-Portable Target Tracking for Airborne Laser Marine Based Cost Effective Long Range Imaging (Many Miles) Qualifying on Multiple Programs First Volume Production Order Received Q3 2006 Potential Sales Measured in Hundreds of Millions Over Ten Years

Valuation Metrics Data as of 10/31/06 Intevac Valuation Not in Line With Other Semiconductor Equipment or Specialized Imaging Sectors

Investment Rationale Significant Growth Opportunities Growth in Digital Storage Requires More Equipment Entering Large Semiconductor Equipment Market in 2007 Military and Commercial Low Light Imaging Products Management and Technology Team with Proven Track Record Developing and Managing Global Billion Dollar Businesses Developing Advanced Equipment Solutions Marketing to Industry Leaders Grew Business by Nearly 600% Since 2003 Attractive Valuation Market Cap at Discount to Other Equipment and Imaging Companies No Debt, $90 Million Cash and Equivalents Profitable, Generating Cash and Investing in Future Growth

AeA Classic Financial Conference November 6 & 7, 2006 Kevin Fairbairn President & CEO Charles Eddy Chief Financial Officer Luke Marusiak Chief Operations Officer